COLUMBUS McKINNON CORPORATION
2016 LONG TERM INCENTIVE PLAN

Amendment No. 1 of 2019 Plan Restatement

WHEREAS Columbus McKinnon Corporation (the "Company") adopted the Columbus McKinnon Corporation 2016 Long Term Incentive Plan (the "Plan") in 2016 with shareholder approval, and.

WHEREAS the Company amended and restated the Plan in 2019 with shareholder approval, and

WHEREAS the Compensation and Succession Committee of the Board of Directors (the "Committee") of the Company is authorized to amend the Plan subject to the limitations set forth in Article 21 of the Plan and applicable laws, rules and regulations, and

WHEREAS the Committee on January 17, 2021, has determined that the amendments of the Plan set forth herein, which concern the definition of "Retirement" and the treatment of Awards received by Participants in the fiscal year of Retirement, do not require shareholder approval.

NOW THEREFORE, the Company hereby amends the Plan as follows:

1. Section 2.54, entitled "Retirement," is amended effective April 1, 2021, to provide as follows:

*"**2.54 "Retirement"** shall be reached when a Participant's status as an Employee terminates and at the time of such termination:*

(a) with respect to Awards with Grant Dates before April 1, 2021, the Participant's age and years of service as an employee of the Company, Affiliate, or any Subsidiary were either (i) age sixty-five (65) or older with at least five (5) years of service, or (ii) age sixty-two (62) or older, with at least twenty-five (25) years of service, and

(b) with respect to Awards with Grant Dates on or after April 1, 2021, the Participant's age plus years of service total to sixty-five (65) provided the Participant has attained age 55, completed five (5) years of service, and provides at least a 3-month notice prior to such termination."
"

2. Section 15.3, entitled "Upon Retirement," is amended effective April 1, 2021, to provide as follows:

*"**15.3 Upon Retirement.** Except as otherwise provided in an Award Agreement, in the event a Participant's status as an Employee is terminated by reason of the Participant's Retirement, Awards granted to such Participant will be treated as follows:*

(a) With respect to any Options and SARs--

(1) Except as provided in Section 15.3(a)(2) concerning grants made in the year of retirement, the Options or SARs shall remain outstanding and (i) to the extent not then fully vested, will continue to vest in accordance with the applicable vesting schedule, and (ii) the Participant shall have the right to exercise any rights the Participant would otherwise have had under the Plan until the sooner to occur of (a) the expiration of the term of the Option or SAR or (b) the fifth (5th) anniversary of the date of termination. Notwithstanding the foregoing, in the event a Participant does not exercise an Incentive Stock Option prior to the expiration of the three (3) month period after the date of the Participant's Retirement, such Option shall be treated as a Nonqualified Stock Option upon exercise.

(2) In the case of Awards granted after March 31, 2021, the number of Options or SARs granted to the Participant with respect to the fiscal year in which the Participant retires shall be reduced pro rata so that the final number shall be determined by multiplying the original number granted by a fraction where the numerator is the number of whole calendar months during the fiscal year preceding the Participant's Retirement and the denominator is twelve (12). The Options or SARs remaining after such reduction shall vest and be subject to exercise as provided in Section 15.3(a)(1).

(b) Any unvested portion of any Restricted Stock, Restricted Stock Units, or Deferred Stock Units will become immediately vested provided, however, in the case of Awards granted after March 31, 2021, the number of such Stock or Units granted to the Participant with respect to the fiscal year in which the Participant retires shall be reduced pro rata so that the final number shall be determined by multiplying the original number granted by a fraction where the numerator is the number of whole calendar months during the fiscal year preceding the Participant's Retirement and the denominator is twelve (12).

(c) Any Performance Shares, Performance Share Units, or Performance Units will remain outstanding and the Participant will be entitled to the payment of the Award earned (based on the actual performance achieved during the applicable Performance Period), which will be paid on the date the Award would have been paid if the Participant had remained employed with or continued to provide service to the Company, Affiliate, or Subsidiary provided, however, in the case of Awards granted after March 31, 2021, the number of such Shares or Units granted to the Participant with respect to the fiscal year in which the Participant retires, as adjusted by the appropriate performance percentage,

shall be reduced pro rata so that the final number shall be determined by multiplying the original number granted by a fraction where the numerator is the number of whole calendar months during the fiscal year preceding the Participant's Retirement and the denominator is twelve (12)."

IN WITNESS WHEREOF, the Company has caused its officer, duly authorized by the Board of Directors, to execute this instrument of amendment.

Columbus McKinnon Corporation

By [signature]

Title VP. Corp. Dev. General Counsel & Secretary